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                                                          EXHIBIT 5

                                                                October 26, 2000

Lionbridge Technologies, Inc.
950 Winter Street
Waltham, MA 02451

      Re:    Registration Statement on Form S-8 Relating to the 1998 Stock Plan.

Ladies and Gentlemen:

I am General Counsel of Lionbridge Technologies, Inc., a Delaware corporation (the "Company"). I am of the opinion that the 3,000,000 shares of Common Stock, par value $0.1 per share, proposed to be issues by the Company pursuant to the Plan will be legally issued, fully paid and non-assessable after the issuance of such shares in accordance with the terms of the Plan.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          Very truly yours,
                                          /s/ Margaret A. Shukur

                                          Margaret A. Shukur
                                          General Counsel